UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 7, 2007

PACIFICNET INC.
(Exact name of registrant as specified in charter)

Delaware	000-24985	91-2118007
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

c/o PacificNet Inc.
23/F, Tower A, TimeCourt, No.6 Shuguang Xili,
Chaoyang District, Beijing, China 100028
 (Address of Principal Executive Offices) (Zip Code)

 011-86-10-59225000
 (Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 7, 2007, PacificNet Inc. (NASDAQ: PACT) (the “Company” or “PacificNet”), issued a press release, attached to this Current Report on Form 8–K as Exhibit 99.1, reporting that the Company had entered into a definitive agreement to acquire Octavian International Limited (“Octavian”), a worldwide supplier of gaming technology, solutions and systems.

The transaction is subject to various conditions, including the completion of due diligence, which has already commenced.  PacificNet will issue restricted shares of PACT representing approximately 19.5% of PacificNet's outstanding shares. There is also an additional cash performance bonus. According to Octavian's financial reports as audited by Grant Thornton UK LLP under UK GAAP, Octavian had a revenue of approx $64.6 million, gross profit of approx $18.4 million, EBITDA of approx $6.2 million USD, and pre-tax profit of $5.5 million, for fiscal year ending Dec 31, 2006. This acquisition is expected to greatly increase PacificNet’s overall gaming revenues and profits and is expected to be accretive to PacificNet's consolidated Earnings Per Share (EPS) in 2008.  Upon completion, Octavian would continue operating under its current name as a wholly-owned subsidiary of PacificNet and would continue to pursue its global growth strategy as a leading provider of gaming technology. Harmen Brenninkmeijer would become an executive director of PacificNet and a member of the board of directors, and continue to serve as CEO of the Octavian subsidiary within PacificNet's gaming division. Furthermore, upon completion of the earn-out provisions and profit targets as defined in the acquisition agreement, Harmen Brenninkmeijer would become President of PacificNet's Global Gaming Division. The acquisition is expected to close in the first quarter of 2008.  Sterne Agee has been appointed as the financial advisor for Octavian for this transaction.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1.

Safe Harbor Statement

This Company's announcement contains forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. Potential risks and uncertainties include, but are not limited to, PacificNet's historical and possible future losses, limited operating history, uncertain regulatory landscape in China, fluctuations in quarterly operating results and PacificNet’s ability to maintain its continued listing on Nasdaq. Further information regarding these and other risks is included in PacificNet's Form 10-Q and 10-K and other filings with the SEC.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished herewith:

99.1 Press release dated December 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICNET INC.

By:	/s/ Victor Tong
Name: Victor Tong
Title: President

Dated: December 13, 2007

EXHIBIT INDEX

Exhibit No.                                                                                     Description

99.1                                        Press Release of PacificNet Inc. dated December 7, 2007